UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2015 Bonus Plan Awards

On March 1, 2016, the independent members of the Board of Directors (the “Board”) of Veracyte, Inc. (the “Company”), on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved cash bonus awards for 2015 performance under the Company’s 2015 Bonus Plan. The independent members of the Board considered the achievements of the corporate goals under the plan as well as the Company’s performance and individual performance in determining the amounts to be paid. The independent members of the Board approved awards to the Company’s named executive officers as follows: Bonnie H. Anderson, President and Chief Executive Officer, $200,000; Shelly D. Guyer, Chief Financial Officer, $91,500; and Christopher M. Hall, Chief Operating Officer, $115,000.

2016 Base Salaries

On March 1, 2016, the independent members of the Board, on the recommendation of the Compensation Committee, approved increases in the base salaries of the Company’s named executive officers, to the following amounts: Bonnie H. Anderson, President and Chief Executive Officer, $500,000; Shelly D. Guyer, Chief Financial Officer, $332,000; and Christopher M. Hall, Chief Operating Officer, $395,000.

2016 Bonus Plan and Bonus Plan Targets

On March 1, 2016, the independent members of the Board, on the recommendation of the Compensation Committee, approved corporate goals for 2016 relating to a corporate bonus plan for the 2016 fiscal year. Under the plan, eligible executive officers and employees are eligible to receive annual incentive compensation if the Company achieves the corporate goals approved by the Board. Such bonuses may be paid in cash, fully vested stock options or restricted stock, or any combination thereof, at the discretion of the independent members of the Board. Actual awards under the plan could either exceed or be less than the targets established, as determined by the independent members of the Board in their discretion based on the recommendation of the Compensation Committee and based on corporate and individual performance.

Funding of the bonus pool for the plan is dependent upon achieving a minimum level of annual revenue, and achievement in excess of such minimum threshold can result in funding of the bonus pool up to a maximum level of 150%. The size of the bonus pool could be reduced to the extent a minimum threshold level of annual revenue is not achieved.  Employees below the executive officer level have individual goals, the achievement of which ranges from 80% - 120% of the bonus target allocated within the funded pool amount.  Executive officers have all of the corporate performance goals, which include commercial objectives, representing 70% of the overall objectives, product development objectives, representing 20% of the overall objectives and financial objectives, representing 10% of the overall objectives.

The independent members of the Board also approved, on the recommendation of the Compensation Committee, bonus targets under the 2016 Bonus Plan for the named executive officers, which are the following percentages of their 2016 base salaries: Bonnie H. Anderson — 65%; Shelly D. Guyer — 40%; and Christopher M. Hall — 50%.

2016 Equity Awards

On March 1, 2016, the Compensation Committee, after determination of overall executive compensation by the independent members of the Board, approved grants of options to purchase shares of the Company’s common stock to the Company’s named executive officers in the following amounts: Bonnie H. Anderson, 225,000 shares (such award is contingent on the effectiveness of a registration statement on Form S-8 to register additional securities under the Company’s 2013 Stock Incentive Plan and continued employment on the date of such award); Shelly D. Guyer, 50,000 shares; and Christopher M. Hall, 85,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2016

Veracyte, Inc.

	By	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)